UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

September 21, 2020

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street, 16th Floor New York, New York (Address of principal executive offices)	10007 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, Par Value $0.0001 Per Share	AXSM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

This amendment on Form 8-K/A (the “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Axsome Therapeutics, Inc. (the “Company”) filed on September 21, 2020 (the “Original 8-K”). In the Original 8-K, there was a third party technical error upon filing, and the incorrect Company logo was included within Exhibit 99.1. This Form 8-K/A amends the Original 8-K for the sole purpose of including the correct Company logo.  Other than as described in this Explanatory Note, this Form 8-K/A is identical to the Original 8-K.

Item 8.01.	Other Events.

On September 21, 2020, Axsome Therapeutics, Inc. issued a press release confirming the expedited development of AXS-12 for the treatment of narcolepsy following a Breakthrough Therapy meeting with the U.S. Food and Drug Administration.

The full text of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 21, 2020.

104	Cover Page Interactive Data File (embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: September 21, 2020	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	President and Chief Executive Officer

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